                                                                    Exhibit 99.2

N E W S B U L L E T I N RL:                             [LOGO]

      FROM:
                                                 W O R L D W I D E
                                          --------------------------------
                                        R E S T A U R A N T  C O N C E P T S

FRB  WEBER SHANDWICK
     FINANCIAL COMMUNICATIONS

                                         15301 Ventura Blvd., Bldg B, Suite 300
                                         Sherman Oaks, CA 91403
                                         (818) 662-9800
                                         NYSE: SZ

----------------------------------------------------------------------------------------------------------------------------

FOR FURTHER INFORMATION
 AT THE COMPANY:                                                   AT FRB WEBER SHANDWICK:
 Keith Wall                     Kim Forster                        James Hoyne            Tricia Ross
 Vice President and CFO         Vice President, Planning           General Information    Investor/Analyst Contact
 (818) 662-9800                 (818) 662-9800                     (310) 996-7463         (310) 996-7454
----------------------------------------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
November 19, 2001

      WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES OPENING OF THIRTEENTH
                         PAT & OSCAR'S(SM) RESTAURANT

SHERMAN OAKS, CA--November 19, 2001--Worldwide Restaurant Concepts, Inc. (NYSE:
SZ) today announced the opening of a new Pat & Oscar's restaurant, located in the Oceanside/Carlsbad area of San Diego County. This brings the total number of Pat & Oscar's to thirteen and marks the second opening in the Company's 2002 fiscal year.

"We're continuing to execute our strategy of expanding Pat & Oscar's in San Diego and neighboring counties in Southern California. We've now added five new restaurants since we acquired the concept last year, and are on track to add an additional two units in the next six months," said Charles Boppell, President and CEO of Worldwide Restaurant Concepts. "We're particularly proud that we've been able to grow the top line and also deliver at the bottom line. As we previously announced, Pat & Oscar's was accretive to earnings in the first quarter after barely one full year in our system," concluded Mr. Boppell.

About Worldwide Restaurant Concepts
Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 341 Sizzler(R) restaurants worldwide, 107 KFC(R) restaurants primarily located in Queensland, Australia, and 13 Pat & Oscar's(SM) restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.